Exhibit 10.3

AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

OF

WINVEST ACQUISITION CORP.

This Amendment No. 6 (this “Amendment”), dated as of June 17, 2025, to the Trust Agreement (as defined below), is made by and between WinVest Acquisition Corp, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as trustee (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of September 14, 2021 (as amended, the “Trust Agreement”);

WHEREAS, $116,150,000 was placed in the Trust Account from the IPO and sale of Private Warrants;

WHEREAS, the Company and the Trustee previously amended the Trust Agreement on June 16, 2023, December 14, 2023, June 13, 2024, December 10, 2024, and June 16, 2025;

WHEREAS, Section 2(a) of the Trust Agreement sets forth the terms that govern certain distributions of interest income earned on the Trust Account under the circumstances described therein;

WHEREAS, Section 7(c) of the Trust Agreement provides that Section 2(a) of the Trust Agreement may only be amended by a writing signed by the Company and the Trustee, subject to the prior written consent of the Representative;

WHEREAS, the Representative has consented in writing to this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to Trust Agreement.

1.1	Section 2(a) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(a)	Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover (i) any income or other tax obligations owed by the Company, or (ii) liquidation and dissolution expenses not to exceed $100,000.

1.2	Exhibit C of the Trust Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT C

[Date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Interest Withdrawal ([Taxes][Liquidation and Dissolution Expenses])

Ladies and Gentlemen:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between WinVest Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, dated as of September 14, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[●] of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its [tax obligations][liquidation and dissolution expenses, in an amount not to exceed $100,000]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

WINVEST ACQUISITION CORP.

By:
Name:	Manish Jhunjhunwala
Title:	Chief Executive Officer and Chief Financial Officer

cc: Chardan Capital Markets, LLC

2.1.	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

WINVEST ACQUISITION CORP.

By:	/s/ Manish Jhunjhunwala
Name:	Manish Jhunjhunwala
Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Amendment No. 6 to Investment Management Trust Agreement]